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                                                                   Exhibit 21.01


                             BROOKS AUTOMATION, INC.
                         SUBSIDIARIES OF THE REGISTRANT


Name                                                      Jurisdiction
----                                                      ------------

AutoSimulations Asia Pacific Pte Ltd.                     Singapore

AutoSimulations Ltd.                                      United Kingdom

Auto-Soft Ltd.                                            Scotland

Brooks Automation Asia Ltd.                               Korea

Brooks Automation GmbH                                    Germany

Brooks Automation Holding GmbH                            Germany

Brooks Automation International, Inc.                     Barbados

Brooks Automation K.K.                                    Japan

Brooks Automation Korea, Ltd.                             Korea

Brooks Automation Ltd.                                    United Kingdom

Brooks Automation Massachusetts Securities Corporation    Massachusetts

Brooks Automation Offshore International                  Caymans

Brooks Automation, Pte Ltd.                               Singapore

Brooks Automation SARL                                    France

Brooks Automation SDN. BHD.                               Malaysia

Brooks Automation Software Corporation                    Canada

Brooks Automation Taiwan                                  Taiwan

Brooks Hanyon Inc.                                        Korea

FASTech International B.V.                                The Netherlands

FASTech International Ltd.                                Ireland

Smart Machines, Inc.                                      California

Smart Machines of California, Inc.                        California